Exhibit 99.1

FOR IMMEDIATE RELEASE

VENTAS ANNOUNCES PLAN TO SPIN OFF

POST-ACUTE/SKILLED NURSING FACILITY PORTFOLIO

Creates an Independent, Publicly Traded Skilled Nursing REIT Positioned for Growth

CHICAGO — April 6, 2015 — Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) announced today that the Company’s Board of Directors has unanimously approved a plan to spin off most of its post-acute/skilled nursing facility (“SNF”) portfolio into an independent, publicly traded REIT (“SpinCo”).  The transaction is expected to be completed in the second half of 2015 and is intended to qualify as a tax-free distribution to Ventas shareholders.

SpinCo will own 355 high-quality triple-net leased SNFs and other healthcare assets operated by 44 private regional and local care providers.  SpinCo will have an independent, experienced management team and strategy focused on its “pure-play” post-acute/skilled nursing business.  With a strong balance sheet, equity currency and independent access to capital markets, SpinCo will drive growth and create value through acquisitions and active asset management including redevelopment.

The spin-off transaction will enhance Ventas’s growth profile and increase the contribution of net operating income (“NOI”) from private pay assets and assets operated by leading operators and care providers globally.  The Company will maintain its scale and diversification across a wide spectrum of high-quality seniors housing, medical office buildings and other select healthcare segments, as well as its strong balance sheet.

SpinCo’s portfolio will be diversified by geography, spanning 37 states, and by operator, with no single tenant expected to constitute more than 10 percent of SpinCo’s NOI (other than Senior Care Centers at 12 percent).  SpinCo’s leases contain annual escalations and have a weighted average remaining term of approximately 10 years.  In its first full year of operations, SpinCo is expected to generate estimated NOI of $315 million to $320 million and estimated funds from operations (“FFO”) of $240 million to $245 million.  Upon completion of the spin-off, Raymond J. Lewis, currently President of Ventas, will serve as Chief Executive Officer and as a director of SpinCo, and Douglas Crocker II, currently Ventas’s Presiding Director, will serve as SpinCo’s independent Non-Executive Chairman of the Board.

“Over the past 15 years, Ventas has delivered 29 percent compound annual return to shareholders.  This transaction demonstrates our continued commitment to enhancing shareholder value by creating two focused companies with distinct strategies,” said Ventas Chairman and Chief Executive Officer Debra A. Cafaro.  “SpinCo will thrive as an independent, pure-play SNF REIT with a seasoned management team and a strong Ventas heritage.  For Ventas, the spin-off enhances our growth profile, increases our NOI contribution from top-tier operators, and improves our industry-leading private pay NOI composition.  As one of the top REITs globally, Ventas will maintain our diversification, scale, strong balance sheet, and superior dividend and cash flow growth.”

Mr. Lewis commented, “With a focus on the highly fragmented post-acute/SNF market, SpinCo will have the necessary size, balance sheet strength and access to capital to pursue significant consolidation opportunities.  I am excited to join my colleagues to launch a new company poised for success, delivering strong cash flows and growth to drive value for shareholders.”

Transaction Benefits

•                  Creates a Competitive Pure-Play Post-Acute/SNF REIT, Poised for Growth.  The SNF industry benefits from attractive dynamics, including a growing 85 and over population and significant growth in SNF expenditures.  As one of only two pure-play publicly-traded SNF REITs with a large and diverse triple-net leased portfolio, SpinCo will be positioned for success.  SpinCo will have the necessary relationships, expertise, size and balance sheet strength to pursue growth and consolidation opportunities within a large, fragmented industry.

•                  Enhances Ventas’s Growth Profile and Further Aligns Portfolio with Core Strategy.  Ventas believes that its same-store NOI growth rate will increase as a result of the spin-off.  On a pro forma basis, Ventas’s same-store NOI growth rate for the full year 2014 would have been approximately 10 percent higher than reported.  Following completion of the spin-off, approximately 83 percent of Ventas’s NOI will come from top 20 operators in seniors housing, post-acute facilities and hospitals; approximately 83 percent of NOI will be derived from private pay assets; more than 50 percent of NOI will come from medical office buildings and seniors housing operating assets that have greater upside to a growing economy; and, NOI from SNFs will be approximately five percent.

•                  Ventas and SpinCo Will Maintain Strong Financial Positions.  Each company will have a strong balance sheet that will provide the financial flexibility necessary to pursue future growth opportunities.  It is anticipated that Ventas will use proceeds from the new debt raised by SpinCo to pay down Ventas debt.  There is no change expected to Ventas’s credit ratings or related outlook.

•                  Combined Dividend Expected to Increase by at Least 10 Percent.  Following completion of the spin-off, Ventas and SpinCo expect to have a combined annualized dividend that represents an increase of at least 10 percent on an aggregate basis.  On a standalone basis, Ventas expects to maintain its best-in-class dividend payout ratio.

Leadership

SpinCo will be led by an experienced, independent management team and Board of Directors:

•                  Raymond J. Lewis, currently President of Ventas, will serve as Chief Executive Officer and a director of SpinCo;

•                  Douglas Crocker II, Presiding Director of Ventas’s Board, will serve as Non-Executive Chairman of the Board of SpinCo;

•                  Lori B. Wittman, currently Senior Vice President, Capital Markets and Investor Relations of Ventas, will serve as Executive Vice President and Chief Financial Officer of SpinCo;

•                  Kristen M. Benson, currently Senior Vice President, Associate General Counsel and Corporate Secretary of Ventas, will serve as Executive Vice President and General Counsel of SpinCo; and

•                  Timothy A. Doman, currently Senior Vice President and Chief Portfolio Officer of Ventas, will serve as Executive Vice President and Chief Operating Officer of SpinCo.

Additional members of the SpinCo Board will be announced as Ventas works towards completion of the transaction.

Ventas will continue to be headed by Debra A. Cafaro, its current Chairman and Chief Executive Officer.  Upon completion of the transaction, Ventas does not intend to replace the position of President, and the remainder of Ventas’s executive team will remain intact.

Transaction Details

Under the terms of the spin-off, Ventas shareholders are expected to receive one common share of SpinCo via a special distribution for every four shares of Ventas they own.  Following the distribution, Ventas’s shareholders will own shares in both Ventas and SpinCo.  Importantly, the number of Ventas shares owned by each shareholder will not change as a result of the distribution.

SpinCo expects to file its initial Form 10 registration statement relating to the spin-off with the Securities and Exchange Commission (“SEC”) in April 2015, and the spin-off is expected to be completed in the second half of 2015.

The transaction is subject to certain conditions, including the effectiveness of SpinCo’s Form 10 registration statement, receipt of an opinion from tax counsel regarding the tax-free nature of the distribution, and final approval and declaration of the distribution by Ventas’s Board of Directors.  There can be no assurance regarding the ultimate timing of the spin-off or that it will be completed.  SpinCo intends to apply to have its common stock authorized for listing on the New York Stock Exchange.

Advisors

Centerview Partners and Bank of America Merrill Lynch are serving as financial advisors to Ventas, and Wachtell, Lipton, Rosen & Katz is serving as legal advisor in connection with the spin-off.

Conference Call Details

Ventas will hold a conference call to discuss the transaction today at 8:30 a.m. Eastern Time.  The dial-in number for the conference call is (866) 953-6858 (or (617) 399-3482 for international callers). The participant passcode is “Ventas.”  The call will also be webcast live and can be accessed at the Company’s website at www.ventasreit.com.  A replay of the call will be available at the Company’s website, or by calling (888) 286-8010 (or (617) 801-6888 for international callers), passcode 65539086, beginning at approximately 12:30 p.m. Eastern Time and will remain for 29 days.

Additional information regarding the spin-off can be found on the Company’s website under the “Investor Relations” section.

Bios

Raymond J. Lewis, who will serve as Chief Executive Officer of SpinCo, has been President of Ventas since 2010.  He previously served as Ventas’s Executive Vice President and Chief Investment Officer from 2006 to 2010 and as Senior Vice President and Chief Investment Officer from 2002 to 2006.  Prior to joining Ventas in 2002, he was managing director of business development for GE Capital Healthcare Financial Services, a division of General Electric Capital Corporation (“GECC”), which is a subsidiary of General Electric Corporation, where he led a team focused on mergers and portfolio acquisitions of healthcare assets.  Before that, Mr. Lewis was Executive Vice President of Healthcare Finance for Heller Financial, Inc. (which was acquired by GECC in 2001), where he had primary responsibility for healthcare lending.  He is Chairman Emeritus of the National Investment Center for the Seniors Housing & Care Industry (NIC).  Mr. Lewis is also a member of the Executive Board of the American Seniors

Housing Association where he serves as Vice Chair on the Executive Committee.  He is a graduate of the University of Wisconsin.

Douglas Crocker II, who will serve as Non-Executive Chairman of the Board of SpinCo, has more than 40 years of real estate experience and has been a director of Ventas since 1998.  He is currently Managing Partner of DC Partners LLC, a firm that invests in and develops apartment properties, where he previously served as principal from 2003 to 2006.  From 2006 to 2014, Mr. Crocker was the Chairman and Chief Investment Officer of Pearlmark Multifamily Partners, L.L.C., a commercial real estate firm.  From 1993 to 2003, he was the President, Chief Executive Officer and a trustee of Equity Residential, a prominent multifamily REIT, most recently serving as Vice Chairman of the Board.  Mr. Crocker is currently a trustee of Acadia Realty Trust, a shopping center REIT, and a director of Associated Estates Realty Corporation, an apartment REIT, and CYS Investments, Inc., a specialty finance company that primarily invests in agency residential mortgage-backed securities.  He serves on the Advisory Board of the DePaul University Real Estate School and is a member of the Board of Trustees of Milton Academy and the National Multi Housing Counsel.  He is also a former member of the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT).

Lori B. Wittman, who will serve as Executive Vice President and Chief Financial Officer of SpinCo, currently serves as Ventas’s Senior Vice President, Capital Markets and Investor Relations, and has been with Ventas since 2011.  Prior to that, she was the Chief Financial Officer and Managing Principal of Big Rock Partners, a real estate private equity firm with over $500 million of assets under management at its peak.  She previously served as Senior Vice President and Treasurer for General Growth Properties, Inc. and held various capital markets and finance positions with Heitman, Homart Development Company, Citibank and Mellon Bank.  Ms. Wittman received a B.A. in Geography and Sociology from Clark University, a Masters in City Planning from the University of Pennsylvania and an M.B.A. from the University of Chicago.  She serves on the Board of Directors of IMH Financial Inc. and is a member of the audit committee and chairs the compensation committee.

Kristen M. Benson, who will serve as Executive Vice President and General Counsel of SpinCo, currently serves as Ventas’s Senior Vice President, Associate General Counsel and Corporate Secretary.  She has been with Ventas since 2004, previously serving as Vice President, Associate General Counsel and Corporate Secretary from 2012 to 2014, as Vice President and Senior Securities Counsel from 2007 to 2012 and as Senior Securities Counsel from 2004 to 2007.  From 1997 to 2004, Ms. Benson was an associate at the law firm of Sidley Austin LLP in Chicago, Illinois, where her principal practice areas were securities, mergers and acquisitions, and corporate finance.  She received her J.D. from the University of Virginia School of Law and her B.B.A. summa cum laude in Finance and Computer Applications from the University of Notre Dame.  Ms. Benson is admitted to the Bar in Illinois and currently serves on the Legal Advisory Board of World Business Chicago and as a member of the Association of Corporate Counsel, the Society of Corporate Secretaries and Governance Professionals and NAREIT.

Timothy A. Doman, who will serve as Executive Vice President and Chief Operating Officer of SpinCo, currently serves as Ventas’s Senior Vice President and Chief Portfolio Officer.  Mr. Doman has been with Ventas since 2002, previously serving as Senior Vice President, Asset Management from 2007 to 2012 and as Vice President, Asset Management from 2002 to 2007.  Before joining Ventas, Mr. Doman was a senior asset manager for GE Capital Real Estate, where he managed a commercial real estate equity and loan portfolio.  Before that, he was Vice President of Asset Management at Kemper Corporation and a senior appraiser for Arthur Andersen & Co.  Mr. Doman received his B.B.A. in Real Estate and Finance from the University of Wisconsin and an M.B.A. in Finance from Indiana University.

About Ventas, Inc.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of more than 1,600 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, skilled nursing facilities, hospitals and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Although Ventas believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such factors include, but are not limited to: uncertainties as to the completion and timing of the spin-off, the failure to satisfy any conditions to complete the spin-off, the expected tax treatment of the spin-off, the inability to obtain certain third party consents required to transfer certain properties, and the impact of the spin-off on the businesses of Ventas and SpinCo.  Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements made in this press release are described in Ventas’s most recent Annual Report on Form 10-K filed with the SEC. Ventas assumes no obligation to update these statements except as is required by law.

Non-GAAP Financial Measures

This press release includes forward-looking statements regarding estimated non-GAAP financial measures of initial year NOI and FFO for SpinCo, and certain NOI metrics for Ventas following the anticipated spin-off, based upon the assets currently expected to be included in SpinCo.

NOI is a supplemental non-GAAP financial measure that aids in the assessment of unlevered property-level operating results.  The most directly comparable GAAP measure is net income.  NOI is defined as total revenues, less interest and other income, and, with respect to Ventas, property-level operating expenses and medical office building services costs (in each case including amounts in discontinued operations).  Cash receipts may differ due to straight line recognition of certain rental income and the application of other GAAP policies.

Ventas uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO.  The most directly comparable GAAP measure is net income.  NAREIT defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, including gain on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.

Ventas believes that NOI and FFO are helpful to investors, analysts and management because they are widely recognized measures of the performance of equity REITs and provide a relevant basis for comparison of Ventas’s operating results with the operating results of other real estate companies and between periods on a consistent basis.

The non-GAAP financial measures we present in this press release may not be comparable to those reported by other real estate companies due to the fact that all real estate companies do not use the same definitions. These non-GAAP financial measures should not be considered as alternatives to net income as indicators of operating performance or as alternatives to cash flows from operating activities as indicators of liquidity, nor are they necessarily indicative of sufficient cash flow to fund capital needs. Because certain terms of the spin-off have not yet been determined, including as to the balance sheet of SpinCo, it is not reasonably possible at this time to provide a comparable forward-looking estimation of initial year net income for SpinCo or a reconciliation to the estimated NOI and FFO figures included in this press release. Historical GAAP financial information for Ventas is included in its most recent Annual Report on Form 10-K filed with SEC, and historical GAAP financial information for SpinCo will be included in the Form 10 registration statement relating to the spin-off.

Contact

Ventas, Inc.

Lori B. Wittman

(877) 4-VENTAS